UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 12, 2010

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Lake Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 – Entry in to a Material Definitive Agreement

On April 12, 2010, Registrant executed a letter agreement, including a summary of committed terms and conditions, with Harris N.A. (“Harris”) under which Harris agreed to provide certain senior secured credit facilities to Registrant, including (i) a $9,000,000 revolving credit facility, (ii) up to $2,500,000 revolving equipment line of credit, (iii) mortgage loan of up to $2,371,000 and (iv) $817,000 term loan (“Loan Commitment”).  The revolver, equipment line and mortgage loan are to have a three-year maturity.  The loan proceeds are to be used to refinance existing indebtedness of Registrant and to provide financing for future working capital needs of Registrant.

Under the facility, John H. Schwan and Stephen M. Merrick, officers, directors and shareholders of Registrant, will provide joint and several guarantees of the loan obligations to the levels provided.  The loan agreement will include various representations and warranties, conditions precedent and financial as well as other covenants.

The Loan Commitment is included as an Exhibit to this filing.

Item No. 9.01 – Exhibit

(c)	The following exhibit is attached hereto:

Exhibit No.	Exhibit

10.1	Loan Commitment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: April 14, 2010	By:	/s/ Stephen M. Merrick
Stephen M. Merrick
Chief Financial Officer